Exhibit 99.1

INOVALON REPORTS FIRST QUARTER 2018 RESULTS

First Quarter 2018 Highlights

•	First quarter revenue of $92.8 million

•	First quarter net loss of $16.8 million, resulting in net loss of $0.12 per share

•	First quarter Non-GAAP net loss of $5.0 million, resulting in Non-GAAP net loss of $0.04 per share

•	First quarter Adjusted EBITDA of $7.9 million

•	First quarter Adjusted EBITDA margin of 8.5%

•	Reaffirming full-year revenue and Adjusted EBITDA guidance for 2018, updating for acquisition-financing interest expenses

Please refer to our First Quarter 2018 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including slides pertaining to the acquisition of ABILITY Network, Inovalon’s specialty pharmacy cloud offering, G&A expense normalization, capital spending normalization, guidance updates, and other matters that will be referenced during the Company’s conference call.

BOWIE, Md. – May 8, 2018 – Inovalon (Nasdaq: INOV), a leading technology company providing advanced, cloud-based platforms empowering a data-driven transformation from volume-based to value-based models across the healthcare ecosystem, today announced financial results for the first quarter of 2018.

“The first quarter of 2018 was impacted, as expected, by a number of previously disclosed factors and the Company remains on course to deliver on its 2018 full-year and longer-term goals,” said Keith Dunleavy, M.D., Inovalon’s chief executive officer and chairman of the board. “The Company continues to make strong progress in its long-term strategic plan to serve as the leading cloud-based platform enabler of data-driven, value-based healthcare.”

Dr. Dunleavy noted that, during the quarter and subsequent to its end, the Company marked a number of significant achievements, described more fully in Key Highlights, below:

•
The completion of the $1.17 billion acquisition of ABILITY Network, creating a vertically-integrated cloud-based platform empowering the achievement of real-time, value-based care from payers, manufacturers, and diagnostics all the way to the patient through 44,000 acute, post-acute and ambulatory point-of-care facilities;

•
The launch of expanded capabilities within the Inovalon ONE™ Platform empowering a highly differentiated, market-leading cloud-based platform for the high-cost and high-complexity segment of specialty pharmacy, as well as the introduction of CDEaaS™ and NLPaaS™ offerings;

•	The continued successful migration of a number of clients from legacy solutions to cloud-based subscription-based platform engagements ahead of schedule, and

•
The achievement of a number of development milestones and capture of a number of technology and operating efficiencies expected to transition the Company’s general and administrative and capital expenditures to lower rates going forward.

First Quarter 2018 Financial Results

•	Revenue for the first quarter of 2018 was $92.8 million, a year-over-year decrease of 14% compared with $108.3 million for the first quarter of 2017.

•
Cost of revenue for the first quarter of 2018 was $33.5 million, or 36.1% of revenue, compared with $38.3 million, or 35.3% of revenue for the first quarter of 2017. This translates into gross margin for the first quarter of 2018 of 63.9%, compared with 64.7% for the first quarter of 2017.

•
Net loss for the first quarter of 2018 was $16.8 million, resulting in net loss of $0.12 per share, compared with net income of $3.6 million and diluted net income of $0.02 per share, respectively, for the first quarter of 2017.

•
Adjusted EBITDA for the first quarter of 2018 was $7.9 million, compared with $25.0 million for the first quarter of 2017. Adjusted EBITDA margin for the first quarter of 2018 was 8.5% compared with 23.0% for the first quarter of 2017.

•
Non-GAAP net loss for the first quarter of 2018 was $5.0 million, resulting in Non-GAAP net loss per share of $0.04, compared with Non-GAAP net income of $9.7 million and Non-GAAP diluted net income of $0.07 per share, respectively, for the first quarter of 2017.

•	Net cash provided by operating activities for the first three months of 2018 was $6.9 million, compared with $2.3 million for the first three months of 2017.

“The Company's financial performance in the first quarter of 2018 was in line with our expectations,” said Jonathan Boldt, vice president of finance and interim chief financial officer of Inovalon. “While first quarter results reflect several factors including the previously discussed ACA-related impact and our continued conversion of legacy solutions to subscription-based platform offerings, the results do not yet reflect the positive contributions of ABILITY. The integration of ABILITY and the process of capturing both revenue and cost synergies is progressing well. We continue to be pleased with our internal execution and remain confident in the outlook for full-year 2018. As a result, we are reaffirming our revenue and Adjusted EBITDA guidance for 2018, and adjusting other guidance to reflect interest expenses associated with the debt financing and subsequent swap arrangements related to the ABILITY acquisition.”

Adjusted EBITDA, Adjusted EBITDA margin and Non-GAAP net income are Non-GAAP measures. Net income is the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income. Reconciliations of net income to Adjusted EBITDA and Non-GAAP net income, identifying the differences between net income and each of these Non-GAAP financial measures, are included in this press release after the consolidated financial statements.

Key Highlights and Subsequent Events

1.	ABILITY Network Acquisition

a.
During the first quarter of 2018, Inovalon entered into a definitive agreement to acquire ABILITY Network (“ABILITY”), a leading cloud-based Software-as-a-Service (SaaS) technology company helping to simplify the administrative and clinical complexities of healthcare. The acquisition of ABILITY closed effective April 2, 2018. See the Company’s announcement and supplemental presentation materials available on the Company’s investor website dated March 7, 2018 regarding the acquisition.

b.
During the first quarter of 2018, Inovalon borrowed $980 million through a Senior Secured Term Loan B to facilitate the acquisition of ABILITY. Based on current leverage ratios, the interest rate on the Term Loan is at LIBOR + 350 basis points (declining to 325 basis points upon reaching a net debt ratio of 4.0x Adjusted EBITDA or less). To decrease the Company’s exposure to interest rate risk in a potentially rising interest rate environment, the Company has entered into multiple interest rate swap transactions that collectively fix the LIBOR rate component of interest on $600 million of the Term Loan at approximately 2.8%. Pretax interest expense is expected to be approximately $48 to $49 million in 2018, inclusive of $4 million in original issuance discount and debt issuance fees amortization. Following the closing of the transaction, Inovalon continues to have strong liquidity, with cash of approximately $90 million and an untapped $100 million Senior Secured Revolving Credit Facility.

2.	Expansion of Inovalon ONE™ Platform Offerings

a.
Commencing during the summer of 2017, Inovalon began the design and development of capabilities to bring an industry-leading cloud-based specialty pharmacy offering to the marketplace. Referred to as ScriptMed™ Cloud, the specialty pharmacy configuration of the Inovalon ONE™ Platform leverages a wide array of existing proprietary technology toolsets within the Platform (known as Components) as well as a Module of eight newly developed Components reengineered in cloud native microservice architecture from the Creehan ScriptMed™ Enterprise software portfolio. The specialized configuration of the Inovalon ONE™ Platform, brings to the marketplace significant advancements in clinical analytics and healthcare ecosystem connectivity, together with synchronized, seamless processing of the many steps required for specialty medication initiation, authorization, dispensing, inventory management, and claims for both pharmacy and medical insurance coverages in massive scale. The Platform dramatically decreases processing time and expense, accelerating the start of the patient’s therapy, and optimizing the patient’s treatment experience enabling highly differentiated and integrated business processes, patient engagement, and clinical insights, empowering improved outcomes for the patients served. The high complexity and high-cost nature of specialty pharmacy, estimated to grow to approximately $282 billion by 2020, stands to benefit significantly from the data, connectivity, analytics, and cloud-based capabilities enabled through the Inovalon ONE™ Platform configuration.

b.
In April 2018, Inovalon launched two new cloud-based “as a service” offerings on the Inovalon ONE™ Platform: Clinical Data Extraction as a Service (CDEaaS™) and Natural Language Processing as a Service (NLPaaS™). The CDEaaS offering identifies and extracts patient data within the healthcare ecosystem and aggregates it autonomously in a digital medical record format that is both CMS and NCQA compliant. The new NLPaaS solution enables clients to analyze non-structured data within clinical medical record data for clinical quality, diagnosis, disease progression, outcomes, treatment, risk, compliance, waste, and a host of other complex healthcare initiatives. Inovalon began applying these technologies within its own operations during 2017, achieving an annual run-rate reduction in operating costs of more than $15 million by year end. The CDEaaS and NLPaaS offerings are among the previously-discussed technology-based efficiencies that Inovalon has invested in to speed both time-to-value for clients and margin improvement for the Company. Inovalon can now offer these solutions directly to clients to help them reduce their own labor expenses and the time required to obtain clinical data records, while also improving accuracy and consistency. The benefits to Inovalon include further monetizing the Company’s investments, further differentiating Inovalon in the marketplace, and providing the Company with significant incremental cross-sell opportunities.

3.	Financial Performance

a.
During the first quarter of 2018, Inovalon’s subscription-based platform revenue grew $4.4 million, or approximately 6% sequentially from the fourth quarter of 2017, reflecting an annualized growth in subscription-based platform revenue of approximately 27% prior to the previously discussed three (3) principal negative impacts to the Company’s revenue. Number one, was the ACA-related decisions by health plan clients expected to have a negative impact of approximately 8% on Inovalon’s growth rate in 2018 (predominantly in the first half of the year). The impact of this factor in Q1 was approximately $9.3 million. Number two, was the ongoing conversion of remaining legacy solutions to subscription-based platform offerings. The impact of this factor in Q1 was $5.6 million in executed contracts, and an additional $4.2 million in contracts expected to convert as of the end of the quarter (and which have converted since the completion of the quarter). This conversion process is now ahead of schedule for the year, resulting in the legacy solution revenue contribution to the quarter being only 11% (from 20% in Q4 of 2017). Number three, was the ordinary client churn of approximately $5.3 million, an amount which is within the expected range of client churn for the Company during the first quarter of a year.

b.
First quarter 2018 gross margin of 63.9% compares to 64.7% in the first quarter of 2017, a decline of 80 basis points despite the significant impacts on revenue discussed above, reveals the continued progression of significant benefits being achieved through connectivity and automation. Gross margin is expected to expand significantly to approximately 70% during 2018 from the Company’s expanding use of connectivity, automation, product price mix, and the combination with ABILITY.

c.
General and administrative (G&A) overhead expenses of the Company rose to $49.4 million during Q1 of 2018 in comparison to $35.8 million in Q1 of 2017. As detailed on slide #20 of our First Quarter 2018 Earnings Presentation Supplement, however, the increase was driven by $4.8 million in non-comparable items that do not otherwise relate to Inovalon’s ongoing performance, $4.4 million in acquired G&A associated with the CCS acquisition in October of 2017, and $4.3 million in combined employee-related and professional fees associated with the Inovalon ONE™ Platform development, launch, and associated data center expansions. Additionally, certain G&A expense synergies were implemented and achieved in Q1 2018 reducing expenses by approximately $2.5 million on average per quarter going forward. Normalized for the aforementioned non-comparable one-time expenses, Inovalon’s quarterly G&A expense is expected to decline to a range between $40 million and

$44 million per quarter during the three remaining quarters of 2018 excluding G&A related to the acquisition of ABILITY, and between $49 million and $53 million including ABILITY.

d.
In the third quarter of 2016, the Company began the accelerated development and infrastructure expansion to enable the launch of the Inovalon ONE™ Platform. This initiative was further expanded with commitments to programs such as the aforementioned ScriptMed™ Cloud launch, which was initiated during the summer of 2017. These investments by the Company have significantly expanded the Company’s capital expenditures from the annual average of 6% of revenue seen historically (e.g., 2013, 2014, and 2015) to the higher levels seen in 2016 and 2017 (i.e., 9% of revenue in 2016 and 15% in 2017). These investments enabled not only advanced proprietary software development, but also the buildout of high-capacity, sophisticated private cloud datacenters. With significant functionality and capacity now in place, the Company sees the rate of capital expenditures now receding back towards historical levels, with capital expenditures in 2018 projected to be between 8% and 9% of revenue, inclusive of ABILITY.

Other Financial Data and Key Metrics

The following constitute other financial and key metrics which are presented quarterly.

•
Growth of Datasets: At March 31, 2018, the MORE[2] Registry® dataset contained more than 243 million unique patient counts and nearly 38.8 billion medical event counts, increases of 54% and 177%, respectively, compared with March 31, 2017.

•
Investment in Innovation: For the quarter ended March 31, 2018, Inovalon’s ongoing investment supporting innovations in advanced, cloud-based platforms empowering a data-driven transformation from volume-based to value-based models was $25.5 million, or 27% of revenue, an increase of $7.8 million, or 44%, compared to the prior year period.

•
Analytical Process Count Growth: Inovalon’s trailing 12-month Patient Analytics Months (PAM) count, which the Company believes is indicative of the Company’s overall level of analytical activity, grew to 45.2 billion as of March 31, 2018, an increase of 60% as compared with March 31, 2017.

Please see the Company’s filings with the Securities and Exchange Commission (“SEC”) for further detail regarding the preceding other financial data and key metrics.

Shares Outstanding

As of April 30, 2018, the Company had 71.7 million shares of Class A common stock outstanding and 80.6 million shares of Class B common stock outstanding.

2018 Financial Guidance

Inovalon is reaffirming full-year 2018 revenue and Adjusted EBITDA guidance previously provided by the Company on March 7, 2018 while updating metrics impacted by acquisition-financing interest expenses. Following the completion of the debt financing associated with the acquisition of ABILITY, and the implementation of certain interest rate swap transactions to achieve a fixed interest rate on certain amounts of the Company’s outstanding debt ($600 million of the Company’s $980 million as of May 8, 2018), the Company is updating guidance regarding net (loss)/income, Non-GAAP net income, diluted net (loss)/income per share, and Non-GAAP diluted net income per share guidance to reflect updated expected interest expense. Guidance includes the benefit of the ABILITY acquisition that closed on April 2, 2018.

Financial Metric	Updated Guidance Range Provided May 8, 2018	Previous Guidance Range Provided March 7, 2018
Revenue	$568 million to $593 million	$568 million to $593 million
Net (loss) income(1)	($13 million) to ($5 million)	($5 million) to $3 million
Non-GAAP net income	$46 million to $55 million	$52 million to $61 million
Adjusted EBITDA	$163 million to $174 million	$163 million to $174 million
Net cash provided by operating activities	$90 million to $100 million
Non-GAAP net cash provided by operating activities	$104 million to $115 million
Capital expenditure(2)	$50 million to $55 million
Diluted net (loss) income per share	($0.09) to ($0.03)	($0.03) to $0.02
Non-GAAP diluted net income per share	$0.32 to $0.38	$0.36 to $0.42
_______________________________________________________
(1) GAAP net (loss)/income includes estimated: one-time transaction costs of $4.0 million, non-recurring integration costs of $7.5 million, and deal-related intangible asset amortization of $21.0 million using an estimated intangible asset useful life of 15 years (totaling approximately $32.5 million).
(2) Capital expenditure is defined as the sum of purchases of property and equipment and investment in capitalized software.

Additional assumptions made within the Company's 2018 guidance are as follows:

•	While changes in the stock price could change the fully diluted share count, under the treasury stock method, 2018 guidance assumes 146 million weighted average diluted shares.

•	2018 guidance assumes an effective tax rate of approximately 30% for the full year.

Reconciliations of net income, the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income, and of net cash provided by operating activities, the GAAP financial measure most directly comparable to Non-GAAP net cash provided by operating activities, identifying the differences between each of these Non-GAAP financial measures and the most directly comparable GAAP financial measure, are included in this press release after the consolidated financial statements.

Conference Call

Inovalon will host a conference call to discuss its first quarter 2018 results at 5:00 p.m. Eastern Time today. To participate in Inovalon’s conference call, please dial (855) 783-2604, conference ID 9884025; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon’s investor relations website (http://investors.inovalon.com).

Please refer to our First Quarter 2018 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including slides that will be referenced during the Company’s conference call.

About the Inovalon ONE™ Platform

The Inovalon ONE™ Platform is an integrated cloud-based platform of more than 80 individual proprietary technology toolsets and deep data assets able to be rapidly configured to empower the operationalization of large-scale, value-based healthcare initiatives. Each proprietary technology toolset is referred to as a Component, which are grouped into Modules, and informed by the data of billions of medical events within Inovalon’s proprietary datasets. Combinations of Components and Modules are configured to empower highly differentiated solutions for client needs quickly and in a highly scalable fashion. The flexibility of the modular design of the Platform enables clients to integrate the capabilities of the Platform with their own internal capabilities or other third-party solutions. The Platform brings to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem on a massive scale, aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real-time, and drive meaningful impact wherever it is analytically identified best to intervene and intuitively visualize data and information to inform business strategy and execution.

About Inovalon

Inovalon is a leading technology company providing cloud-based platforms empowering a data-driven transformation from volume-based to value-based models throughout the healthcare industry. Through the Inovalon ONE™ Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in petabyte volumes to arrive at sophisticated insights in real-time, drive impact wherever it is analytically identified best to intervene, and intuitively visualize data and information to inform business strategy and execution. Leveraging its platform, unparalleled proprietary data sets, and industry-leading subject matter expertise, Inovalon enables the assessment and improvement of clinical and quality outcomes and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device, and diagnostics companies, Inovalon's unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Providing technology that supports a client base approaching 500 healthcare organizations, Inovalon's platforms are informed by data pertaining to more than 941,000 physicians, 483,000 clinical facilities, and 243 million Americans. For more information, visit www.inovalon.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the expected benefits and impact of the combination of Inovalon and ABILITY, including the expected accretive effect of the merger on Inovalon’s financial results, expectations about future business plans, prospective performance and opportunities, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, and financial guidance for 2018. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.

These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth, including successfully integrating ABILITY; ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE™ Platform, ScriptMed™ Cloud, Clinical Data Extraction as a Service (CDEaaS), and Natural Language Processing as a Service (NLPaaS); the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the effects of changes in tax laws in the jurisdictions in which we operate, including the Tax Cuts and Jobs Act of 2017; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 21, 2018, included under the heading Item 1A, “Risk Factors,” and in subsequent filings with the SEC. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Use of Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements.

Inovalon Holdings, Inc.
Consolidated Statements of Operations (unaudited)

(In thousands, except per-share amounts)	Three Months Ended March 31,
	2018	2017
Revenue	$92,755	$108,306
Expenses:
Cost of revenue(1)	33,491	38,285
Sales and marketing(1)	7,902	7,587
Research and development(1)	6,421	7,788
General and administrative(1)	49,396	35,845
Depreciation and amortization	16,380	12,485
Total operating expenses	113,590	101,990
(Loss) Income from operations	(20,835)	6,316
Other income and (expenses):
Realized losses on short-term investments	(1,035)	—
Loss on disposal of equipment	(85)	—
Interest income	1,395	1,338
Interest expense	(1,882)	(1,413)
(Loss) Income before taxes	(22,442)	6,241
(Benefit from) Provision for income taxes	(5,608)	2,599
Net (loss) income	$(16,834)	$3,642
Net (loss) income attributable to common stockholders, basic and diluted	$(16,272)	$3,569
Net (loss) income per share attributable to common stockholders, basic and diluted:
Basic net (loss) income per share	$(0.12)	$0.02
Diluted net (loss) income per share	$(0.12)	$0.02
Weighted average shares of common stock outstanding:
Basic	139,378	144,729
Diluted	139,378	145,165
_______________________________________________________

(1)	Includes stock-based compensation expense as follows:
	Cost of revenue	$140	$305
	Sales and marketing	469	390
	Research and development	628	273
	General and administrative	2,511	2,629
	Total stock-based compensation expense	$3,748	$3,597

Inovalon Holdings, Inc.
Consolidated Balance Sheets (unaudited)

(In thousands, except share and par value amounts)	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$410,000	$208,944
Short-term investments	40,275	267,288
Accounts receivable (net of allowances of $1,545 and $2,038 at March 31, 2018 and December 31, 2017, respectively)	78,401	90,054
Prepaid expenses and other current assets	14,200	10,441
Income tax receivable	11,810	11,987
Total current assets	554,686	588,714
Non-current assets:
Property, equipment and capitalized software, net	139,989	125,768
Goodwill	184,932	184,932
Intangible assets, net	85,475	89,326
Other assets	10,474	6,338
Total assets	$975,556	$995,078
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$32,010	$34,109
Accrued compensation	12,927	18,592
Other current liabilities	19,163	15,277
Deferred revenue	12,068	6,954
Deferred rent	805	1,818
Credit facilities	45,000	45,000
Capital lease obligation	1,815	336
Total current liabilities	123,788	122,086
Non-current liabilities:
Credit facilities, less current portion	180,000	191,250
Capital lease obligation, less current portion	15,134	12,109
Deferred rent	1,567	219
Other liabilities	2,111	—
Deferred income taxes	21,195	26,642
Total liabilities	343,795	352,306
Commitments and contingencies
Stockholders' equity:
Common stock, $0.000005 par value, 900,000,000 shares authorized, zero shares issued and outstanding at each of March 31, 2018 and December 31, 2017, respectively	—	—
Class A common stock, $0.000005 par value, 750,000,000 shares authorized; 78,566,507 shares issued and 63,946,332 shares outstanding at March 31, 2018; 77,588,018 shares issued and 62,967,843 shares outstanding at December 31, 2017	—	—
Class B common stock, $0.000005 par value, 150,000,000 shares authorized; 80,608,685 shares issued and outstanding at March 31, 2018; 80,957,495 shares issued and outstanding at December 31, 2017	1	1
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, zero shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	—	—
Additional paid-in-capital	538,873	534,159
Retained earnings	292,801	308,905
Treasury stock, at cost, 14,620,175 shares at March 31, 2018 and December 31, 2017, respectively	(199,817)	(199,817)
Other comprehensive loss	(97)	(476)
Total stockholders' equity	631,761	642,772
Total liabilities and stockholders' equity	$975,556	$995,078

Inovalon Holdings, Inc.
Consolidated Statements of Cash Flows (unaudited)

(In thousands)	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net (loss) income	$(16,834)	$3,642
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	3,748	3,597
Depreciation	12,529	8,874
Amortization of intangibles	3,851	3,611
Amortization of premiums on short-term investments	232	591
Realized losses on short-term investments	1,035	—
Deferred income taxes	(5,922)	(113)
Loss on disposal of equipment	85	—
Change in fair value of contingent consideration	200	—
Changes in assets and liabilities:
Accounts receivable	11,669	(16,049)
Prepaid expenses and other current assets	(2,560)	(886)
Income taxes receivable	177	2,381
Other assets	(3,264)	(890)
Accounts payable	(1,669)	69
Accrued compensation	(4,017)	(6,467)
Other liabilities	2,164	(816)
Deferred rent	335	(214)
Deferred revenue	5,115	5,001
Net cash provided by operating activities	6,874	2,331
Cash flows from investing activities:
Maturities of short-term investments	63,470	59,615
Sales of short-term investments	161,772	—
Purchases of property and equipment	(9,645)	(2,965)
Investment in capitalized software	(11,125)	(5,605)
Net cash provided by investing activities	204,472	51,045
Cash flows from financing activities:
Repurchase of common stock	—	(25,383)
Repayment of credit facility borrowings	(11,250)	(7,500)
Proceeds from exercise of stock options	1,450	25
Capital lease obligations paid	(31)	(116)
Tax payments for equity award issuances	(459)	(197)
Net cash used in financing activities	(10,290)	(33,171)
Increase in cash and cash equivalents	201,056	20,205
Cash and cash equivalents, beginning of period	208,944	127,683
Cash and cash equivalents, end of period	$410,000	$147,888
Supplementary cash flow disclosure:
Cash paid during the period for:
Income taxes, net of refunds	$205	$189
Interest	1,759	1,364
Non-cash investing activities:
Capital lease obligations incurred	4,536	—
Accruals for purchases of property, equipment	6,675	2,737
Accruals for investment in capitalized software	1,882	2,992

Inovalon Holdings, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)

Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income or loss calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, realized losses on short-term investments, loss or gain on disposal of equipment, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs, tax on equity exercises, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue.  A reconciliation of net income to Adjusted EBITDA follows:

(In thousands, except percentages)	Three Months Ended March 31,
	2018	2017
Reconciliation of net (loss) income to Adjusted EBITDA:
Net (loss) income	$(16,834)	$3,642
Depreciation and amortization	16,380	12,485
Realized losses on short-term investments	1,035	—
Loss on disposal of equipment	85	—
Interest income	(1,395)	(1,338)
Interest expense	1,882	1,413
(Benefit from) Provision for income taxes	(5,608)	2,599
EBITDA	(4,455)	18,801
Stock-based compensation	3,748	3,597
Acquisition costs:
Transaction costs	3,352	100
Integration costs	757	713
Contingent consideration accretion	200	—
Compensatory contingent consideration	558	930
Tax on equity exercises	—	32
Other non-comparable items(1)	3,712	780
Adjusted EBITDA	$7,872	$24,953
Adjusted EBITDA margin	8.5%	23.0%
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Non-GAAP net (loss) income (unaudited)

Inovalon defines Non-GAAP net income as net income or loss calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, amortization of acquired intangible assets, tax on equity exercises, and other non-comparable items. A reconciliation of net income to Non-GAAP net income follows:

(In thousands, except per-share amounts)	Three Months Ended March 31,
	2018	2017
Reconciliation of net (loss) income to Non-GAAP net (loss) income:
Net (loss) income	$(16,834)	$3,642
Stock-based compensation	3,748	3,597
Acquisition costs:
Transaction costs	3,352	100
Integration costs	757	713
Contingent consideration accretion	200	—
Compensatory contingent consideration	558	930
Amortization of acquired intangible assets	3,851	3,774
Tax on equity exercises	—	32
Other non-comparable items(1)	3,712	780
Tax impact of add-back items	(4,303)	(3,890)
Non-GAAP net (loss) income	$(4,959)	$9,678

GAAP basic net (loss) income per share	$(0.12)	$0.02
GAAP diluted net (loss) income per share	$(0.12)	$0.02
Non-GAAP basic net (loss) income per share	$(0.04)	$0.07
Non-GAAP diluted net (loss) income per share	$(0.04)	$0.07
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Non-GAAP net income in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Key Metrics (unaudited)

The Company believes the key metrics illustrated in the tables below are indicative of its overall level of analytical activity and its underlying growth in the business.

	March 31,
(In thousands)	2018	2017
MORE[2] Registry® dataset metrics
Unique patient count(1)	243,421	158,482
Medical event count(2)	38,792,430	14,016,628
Trailing 12 month Patient Analytics Months (PAM)(3)	45,171,786	28,303,430
_______________________________________________________

(1)	Unique patient count is defined as each unique, longitudinally matched, de-identified natural person represented in the MORE[2] Registry® as of the end of the period presented.

(2)
Medical event count is defined as the total number of discrete medical events as of the end of the period presented (for example, a discrete medical event typically results from the presentation of a patient to a physician for the diagnosis of diabetes and congestive heart failure in a single visit, the presentation of a patient to an emergency department for chest pain, etc.).

(3)
Patient Analytics Months, or PAM, is defined as the sum of the analytical processes performed on each respective patient within patient populations covered by clients under contract. As used in the metric, an “analytical process” is a distinct set of data calculations undertaken by the Company which is initiated and completed within the Company’s platform solutions to examine a specific question such as whether a patient is believed to have a condition such as diabetes, or worsening of the disease, during a specific time period.

Inovalon Holdings, Inc.
Investment in Innovation (unaudited)

The Company’s business model is based upon the ability to deliver value to clients through the combination of advanced, cloud-based data analytics and data-driven intervention platforms focused on the achievement of meaningful and measurable improvements in clinical quality outcomes and financial performance in healthcare. The Company’s ability to deliver this value is dependent in part on the ability to continue to innovate, design new capabilities, and bring these capabilities to market in an enterprise scale. The Company’s continued ability to innovate the platform and bring differentiated capabilities to market is an important aspect of the Company’s business success. The Company’s investment in innovation includes costs for research and development, capitalized software development, and expenditures related to hardware and software platforms on which data analytics and data-driven interventions capabilities are deployed as summarized below.

	Three Months Ended March 31,
(In thousands, except percentages)	2018	2017
Investment in Innovation:
Research and development(1)	$6,421	$7,788
Capitalized software development(2)	10,296	6,140
Research and development infrastructure investments(3)	8,765	3,758
Total investment in innovation	$25,482	$17,686
As a percentage of revenue
Research and development(1)	7%	7%
Capitalized software development(2)	11%	6%
Research and development infrastructure investments(3)	9%	3%
Total investment in innovation	27%	16%
_______________________________________________________

(1)	Research and development primarily includes employee costs related to the development and enhancement of the Company’s service offerings.

(2)	Capitalized software development includes capitalized costs incurred to develop and enhance functionality for the Company’s data analytics and data-driven intervention platforms.

(3)	Research and development infrastructure investments include strategic expenditures related to hardware and software platforms under development or enhancement.

Inovalon Holdings, Inc.
Forward-Looking Guidance Adjusted EBITDA (Unaudited)

	Guidance Range
	Year Ending December 31, 2018
(In millions)	Low	High
Reconciliation of Forward-Looking Guidance Net Income to Adjusted EBITDA:
Net Income	$(13)	$(5)
Depreciation and amortization	86	86
Interest expense	49	48
Interest income	(1)	(1)
Realized losses on short-term investments	1	1
Benefit from income taxes(1)	(6)	(3)
EBITDA	116	126
Stock-based compensation	20	20
Acquisition costs:
Transaction costs	5	5
Integration costs	9	10
Contingent consideration accretion	6	6
Compensatory contingent consideration	2	2
Other non-comparable items(2)	5	5
Adjusted EBITDA	$163	$174
Adjusted EBITDA margin	28.7%	29.4%
_______________________________________________________

(1)	A 30% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

(2)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net income (Unaudited)

	Guidance Range
	Year Ending December 31, 2018
(In millions, except per-share amounts)	Low	High
Reconciliation of Net Income to Non-GAAP net income:
Net Income	$(13)	$(5)
Stock-based compensation	20	20
Acquisition costs:
Transaction costs	5	5
Integration costs	9	10
Contingent consideration accretion	6	6
Compensatory contingent consideration	2	2
Amortization of acquired intangible assets	36	36
Other non-comparable items(1)	5	5
Tax impact of add-back items(2)	(24)	(24)
Non-GAAP net income	$46	$55

GAAP diluted net income per share	$(0.09)	$(0.03)
Non-GAAP diluted net income per share	$0.32	$0.38
Weighted average shares of common stock outstanding - diluted	146	146
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from non-GAAP net income in order to more effectively assess the Company’s period over period and ongoing operating performance.

(2)	A 30% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net cash provided by operating activities (Unaudited)

The Company defines Non-GAAP net cash provided by operating activities as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude certain acquisition costs, specifically transaction costs and integration costs. The Company uses Non-GAAP net cash provided by operating activities as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to service and repay debt, and to invest in its businesses. A reconciliation of forward-looking preliminary net cash provided by operating activities to forward-looking preliminary Non-GAAP net cash provided by operating activities follows:

	Guidance Range
	Year Ending December 31, 2018
(In millions)	Low	High
Reconciliation of Net cash provided by operating activities to Non-GAAP net cash provided by operating activities:
Net cash provided by operating activities	$90	$100
Acquisition costs:
Transaction costs	5	5
Integration costs	9	10
Non-GAAP net cash provided by operating activities	$104	$115

Non-GAAP Financial Measures

Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income as additional information for evaluating the Company’s operating results and Non-GAAP net cash provided by operating activities as a liquidity measure to evaluate the Company's ability to generate cash to support its ongoing business, to service and repay debt, and to invest in its business. These measures are not prepared in accordance with, or as an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.

Investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.

These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and are an important factor in determining variable compensation.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, realized losses on short-term investments, loss or gain on disposal of equipment, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), tax on equity exercises, and other non-comparable items. A reconciliation of net income, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided above.

Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.

The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP net income

The Company defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), amortization of acquired intangible assets, tax on equity exercises, and other non-comparable items.

The Company uses Non-GAAP net income as a supplemental measure of performance to gain insight into financial effectiveness. The Company uses Non-GAAP net income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP net income provides management and investors a useful measure for period to period comparisons of the Company’s core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP net income provides useful information to investors and others in understanding and evaluating the Company’s performance. However, use of Non-GAAP net income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net income or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP net cash provided by operating activities

The Company defines Non-GAAP net cash provided by operating activities as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude certain acquisition costs, specifically transaction costs and integration costs. The Company uses Non-GAAP net cash provided by operating activities as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to service and repay debt, and to invest in its businesses. The Company believes that the exclusion of certain acquisition costs in calculating Non-GAAP net cash provided by operating activities provides management and investors a useful measure for the expected cash flows generated from the Company’s core business by excluding items that do not otherwise relate to its ongoing liquidity. However, use of Non-GAAP net cash provided by operating activities has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s liquidity as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net cash provided by operating activities or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contacts:

Inovalon
George Price (Investors)
Phone: 301-809-4000 x1190
gprice@inovalon.com

Inovalon
Kim E. Collins (Communications)
Phone: 301-809-4000 x1473
kcollins@inovalon.com